UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2015, ARIAD Pharmaceuticals, Inc. (“ARIAD,” “we,” “our” or “us”) entered into a Revenue Interest Assignment Agreement (the “Agreement”) with PDL BioPharma, Inc. (the “Purchaser”). Under the Agreement, the Purchaser will pay us $100 million for the right to receive a mid-single-digit percentage of worldwide net revenues from sales of Iclusig® (ponatinib) until it receives a fixed internal rate of return (“IRR”), as described below. The $100 million payment will be made in two tranches, with $50 million paid on the date of the Agreement and an additional $50 million paid on the first anniversary of the Agreement. In addition, we have an option to require the Purchaser to fund up to an additional $100 million in one or two tranches between the six-month and twelve-month anniversary of the Agreement.

In exchange for these payments to us, we have agreed to pay the Purchaser a percentage of global net revenues of Iclusig equal to 2.5% during the first year of the Agreement, 5.0% after the first year through the end of 2018 (subject to agreed-upon annual maximum payments through 2018), and 6.5% from 2019 until the Purchaser receives a 10% IRR. The 6.5% royalty rate would increase to 7.5% if we draw down more than $150 million.

Beginning in 2019, if the Purchaser receives royalty payments that are less than the applicable percentage times specified projected annual sales of Iclusig (the “revenue interest shortfall”), then it will also have the right to receive the applicable percentage of worldwide net revenues of brigatinib (subject to its approval by regulatory authorities), up to the amount of the revenue interest shortfall for the applicable year. In addition, if, after five years from each payment tranche, the Purchaser has not received total payments under the Agreement that are at least equal to the total amounts it paid to us, then we will be required to pay to the Purchaser an amount equal to each such shortfall.

The Agreement remains in effect until December 31, 2033, unless terminated earlier by either party pursuant to specified “put” and “call” rights, as described below, or terminated earlier by us upon the Purchaser’s failure to fund a payment tranche required by the Agreement. At any time, we have the option to elect to terminate the Agreement by repurchasing the revenue interests assigned to the Purchaser under the Agreement at a price (the “Put/Call Price”) that is the greater of (i) an amount that, together with royalties paid, would generate a 10% IRR to the Purchaser, plus any delinquent payments owed by us, and (ii) a multiple of the amounts paid by the Purchaser under the Agreement, factoring in royalties received, equal to 115% during the first year of the Agreement, 120% during the second year of the Agreement, and 130% following the second anniversary of the Agreement, excluding any delinquent payments owed by us. In addition, upon the occurrence of a specified bankruptcy event or change of control of ARIAD, a transfer to a third party of our interest in Iclusig revenues or all or substantially all of our interests in Iclusig (in each case that results in a reduction in the amount of the assigned interests under the Agreement and other than through licensing transactions or specified financing transactions), or our failure to pay any amounts owing to the Purchaser under the Agreement, then the Purchaser shall have the right, but not the obligation, to terminate the Agreement by requiring us to repurchase the revenue interests assigned to the Purchaser under the Agreement at the Put/Call Price.

We are required to use the proceeds from the Agreement in support of our commercialization and development of Iclusig and our development of brigatinib. The Agreement also contains representations and warranties, covenants, indemnification obligations and other provisions that are customary for a transaction of this nature.

In connection with the Agreement, we also entered into a Security Agreement with the Purchaser on the same date as the Agreement (the “Security Agreement”). Under the Security Agreement, we granted the Purchaser a security interest in certain assets relating to Iclusig, including all of our revenues from sales of Iclusig covered by the Agreement, certain segregated deposit accounts established under the Agreement, and certain intellectual property, license agreements, and regulatory approvals related to Iclusig. The collateral set forth in the Security Agreement secures our obligations under the Agreement, including our obligation to pay all amounts due thereunder.

This summary of the Agreement and the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Agreement and Security Agreement, which we intend to file as exhibits to our Quarterly Report on Form 10-Q for the period ending September 30, 2015. A copy of the press release issued by ARIAD announcing the entry into the Agreement is also filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Except for its status as the contractual document between the parties, the Agreement is not intended to provide factual information about the parties. The representations and warranties contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated July 29, 2015.

The press release contains hypertext links to information on our website and/or other websites. The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

Forward-Looking Statements

This Form 8-K and the press release incorporated by reference contain forward-looking statements. Any statements contained herein and in the press release which do not describe historical facts, including, but not limited to, statements regarding: the therapeutic potential of brigatinib; our plans for using the proceeds from the financing transaction with PDL and the expected benefits resulting therefrom; our ability to buy out our royalty obligation to PDL; our strategic flexibility with respect to partnering and commercializing brigatinib; and the expected timing for commencing and completing clinical trials and for regulatory filings for and commercial launches of our products and product candidates, are forward-looking statements which are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, among others: our ability to meet anticipated clinical trial commencement and completion dates and regulatory filing dates for our products and product candidates; the costs associated with our research, development, manufacturing and other activities; the adequacy of our capital resources and the availability of additional funding; our ongoing and additional clinical trials of brigatinib may not be successful or initiated, enrolled or conducted in a timely manner; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our ability to successfully commercialize and generate profits from sales of Iclusig or our other product candidates, including brigatinib, if approved; competition from alternative therapies; manufacturing issues and those additional factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this Form 8-K. We caution investors not to place considerable reliance on the forward-looking statements contained in this Form 8-K and the press release incorporated by reference. All forward-looking statements in this Form 8-K and the press release incorporated by reference are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal and Administrative Officer

Date: July 29, 2015

Exhibit List

Exhibit Number	Description

99.1	Press Release dated July 29, 2015.

The press release contains hypertext links to information on our website and/or other websites. The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

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